LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT dated July 25, 2008 by and among PET EXPRESS SUPPLY, INC., a corporation organized and in good standing in the State of Nevada (the “Corporation”), whose address is 59 West 19th Street, 6th Floor, New York, NY 10011; MKM OPPORTUNITY MASTER FUND, LTD. (“MKM”); and those Persons who have executed or shall subsequently execute this Agreement under the heading “Additional Lenders”. MKM and the Additional Lenders are sometimes collectively referred to herein as “Lender” or the “Lenders”.

WHEREAS, Lender wishes to lend to the Corporation, and the Corporation wishes to borrow from Lender and repay Lender on the terms set forth herein.

Now, therefore, the parties agree as follows:

1. LOAN AND TERMS OF PAYMENT.

(a) The Corporation shall borrow from Lenders hereunder an aggregate principal amount which does not exceed Five Million U.S. Dollars (U.S. $5,000,000). All loans made by Lenders hereunder shall be evidenced by Notes (as hereinafter defined), to be executed and delivered by the Corporation to the applicable Lender on the closing date of such loan. Such loan shall be repaid in accordance with the terms of the Note, and will be convertible as provided in the Note.

(b) The Corporation promises to pay Lender the unpaid principal amount of all loans made by any of the Lenders hereunder and interest on the unpaid principal amount thereof in accordance with the terms of the Notes.

(c)  Loans made hereunder accrue interest on the outstanding principal balance thereof in accordance with the applicable Note at a per annum rate of six percent (6%). Interest on the unpaid and unconverted principal balance of each of the Notes shall accrue at the rate of 6% per annum from the date of original issuance thereof (the “Issuance Date”) until the same becomes due and payable on the Maturity Date, or such earlier date upon acceleration or by conversion, redemption or repayment in accordance with the terms hereof or of the other Agreements. Interest on each of the Notes shall accrue daily commencing on the Issuance Date and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed and shall be payable in accordance with the terms of the applicable Note.

2. WARRANTS. The Corporation hereby grants to each of the Lenders warrants pursuant to which each Lender may purchase Common Stock, $0.001 par value per share, of PETX (“Shares”) up to a maximum amount of Shares equal to seventy-five (75%) percent of the number of Shares into which such Lender’s Note may be converted, at an exercise price of $4.50 per Share. The warrants will be in the form attached hereto as Exhibit B.

3. PREPAYMENT. The Corporation shall prepay (such payment a “Mandatory Prepayment”) all or part of the Notes then outstanding in the event that Corporation shall complete, subsequent to the consummation of the transactions contemplated in this Agreement, an offering or offerings of new equity or an instrument convertible into equity, and the proceeds of such financing(s) shall exceed $4,000,000, in which case all of the proceeds of such financing(s) in excess of $4,000,000 shall be used to prepay the Notes, with all holders of Notes prepaid proportionately with respect to the Mandatory Prepayment pursuant to this provision. The Corporation shall deliver to each of the Lenders a written notice (a “Prepayment Notice”), specifying the principal amount of Notes to be prepaid, and each of the holders of Notes shall have the right to voluntarily convert. Such notice must be given no less than ten (10) Business Days prior to the effective date of such Mandatory Prepayment (the “Prepayment Date”), and each holder of a Note shall have the right to voluntarily convert such Note prior to the Prepayment Date.

4. GRANT OF SECURITY INTEREST

4.1 GRANT OF SECURITY INTEREST. The Corporation grants Lender a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of the Corporation’s duties under the Loan Documents. Except for Permitted Liens, such security interest will be a first priority security interest in the Collateral. If this Agreement is terminated, Lender’s lien and Lender’s security interest in the Collateral will continue until the Corporation fully satisfies its Obligations.

4.2 AUTHORIZATION TO FILE. The Corporation authorizes Lender to file financing statements without notice to Corporation, with all appropriate jurisdictions within the United States, as Lender deems appropriate, in order to perfect or protect Lender’s interest in the Collateral. Lender agrees that it shall, upon the request of the Corporation, following the termination of the Term Loan and the payment in full of the Obligations (a) terminate all such financing statements and (b) take such other action to evidence termination of the Lender’s Security Interest as Corporation may reasonably request.

5.  REPRESENTATIONS AND WARRANTIES . The Corporation represents and warrants as follows:

5.1  DUE ORGANIZATION AND AUTHORIZATION. The Corporation and each Subsidiary is duly existing and in good standing in its state of incorporation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so would not reasonably be expected to cause a Material Adverse Change. The Corporation and each Subsidiary’s exact legal name are as set forth on the first page of this Agreement. The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with the Corporation’s formation documents, nor constitute an event of default under any material agreement by which Corporation is bound. The Corporation is not in default under any agreement to which, or by which it is bound, in which the default would reasonably be expected to cause a Material Adverse Change.

5.2  COLLATERAL. The Corporation has good title to the Collateral, free of Liens except Permitted Liens. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Corporation has no notice of any actual or imminent Insolvency Proceeding of any account debtor. All Inventory is in all material respects of good and marketable quality, free from material defects

5.3  LITIGATION. Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of the Corporation’s Responsible Officers, threatened by or against the Corporation or any Subsidiary in which a likely adverse decision would reasonably be expected to cause a Material Adverse Change.

5.4  FINANCIAL STATEMENTS. All consolidated financial statements for the Corporation, and any Subsidiary, delivered to Lender fairly present in all material respects the Corporation’s consolidated financial condition and Corporation’s consolidated results of operations as of the date and for the period then ended. There has not been any Material Adverse Change in the Corporation’s consolidated financial condition since the date of the most recent consolidated financial statements submitted to Lender.

5.5  REGULATORY COMPLIANCE. The Corporation is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act. Corporation is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). To its knowledge, the Corporation has complied in all material respects with the Federal Fair Labor Standards Act. The Corporation has not violated any laws, ordinances or rules, the violation of which would reasonably be expected to cause a Material Adverse Change. None of the Corporation’s or any Subsidiary’s properties or assets has been used by Corporation or any Subsidiary, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. The Corporation and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. The Corporation and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so would not reasonably be expected to cause a Material Adverse Change.

5.6  SUBSIDIARIES. The Corporation does not own any stock, partnership interest or other equity securities except for its investment in its sole subsidiary, C J Vision Enterprises, Inc.

5.7  FULL DISCLOSURE. No written representation, warranty or other statement of the Corporation in any certificate or written statement given to Lender (taken together with all such written certificates and written statements to Lender) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Lender that the projections and forecasts provided by the Corporation in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results).

6. CONDITION OF CLOSING; AFFIRMATIVE COVENANTS. The Corporation will do all of the following for so long as Lender has an obligation to make any Advance, or there are outstanding Obligations:

6.1 CONDITION OF CLOSING. The obligation of Lenders to enter into this Agreement and to consummate the transactions contemplated herein shall be conditioned on (i) the prior consummation of the Exchange Agreement dated July 25, 2008 by and among the Corporation, C J Vision Enterprises, Inc., a Delaware corporation, and the other parties thereto; and (ii) the loan of an aggregate principal amount of no less than $800,000 by the Lenders hereunder.

6.2 LENDER’S RIGHT TO PARTICIPATE IN FUTURE FINANCING. For a period commencing on the date hereof and continuing until the second anniversary of this Agreement, each of the Lenders shall have the right to participate in any financing transaction by the Corporation, to the extent required to maintain such Lender’s proportionate stake on a fully diluted basis.

6.3 GOVERNMENT COMPLIANCE. The Corporation will maintain its and all Subsidiaries legal existence and good standing as a Registered Organization in their respective states of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on the Corporation’s business or operations. The Corporation will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which would reasonably be expected to cause a Material Adverse Change.

6.4 TAXES. The Corporation will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which the Corporation is contesting in good faith, with adequate reserves maintained in accordance with GAAP).

6.5 INSURANCE. The Corporation will keep its business and the Collateral insured for risks and in amounts as the Board of Directors shall reasonably determine in good faith; provided, however, that the risks covered and the amount of coverage shall not be less than in effect on the date hereof. Insurance policies will be in a form and with companies as the Board of Directors of the Corporation shall determine in good faith consistent with past practice.

6.6 FURTHER ASSURANCES. The Corporation will execute any further instruments and take further action as Lender reasonably requests to perfect or continue Lender’s security interest in the Collateral or to effect the purposes of this Agreement.

7. NEGATIVE COVENANTS. The Corporation will not do any of the following without Lender’s prior written consent, for so long as there are any outstanding Obligations:

7.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of the Collateral, except for Transfers (a) of Inventory in the ordinary course of business; (b) of licenses and similar arrangements for the use of the property of the Corporation or its Subsidiaries in the ordinary course of business; or (b) of worn-out, obsolete or fully depreciated Equipment.

7.2  SUBSEQUENT DEBT. So long as any Principal Amount of Notes is outstanding, the Corporation and its subsidiaries shall not directly or indirectly, without the affirmative vote of the holders of at least 75% of the outstanding Principal Amount of the Notes then outstanding, incur or permit to exist additional indebtedness which is senior to the Notes, or incur, assume or permit to exist any lien, mortgage, security interest or encumbrance (other than statutory liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof) on any of its assets, except for Permitted Liens.

8. EVENTS OF DEFAULT. Any one of the following is an Event of Default:

8.1 PAYMENT DEFAULT. If the Corporation fails to pay any of the Obligations within five (5) days after their due date.

8.2 COVENANT DEFAULT. If the Corporation does not perform any obligation in Section 6 or violates any covenant in Section 7 or if the Corporation does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between the Corporation and Lender and as to any failure to perform or observe, violation or default under a term, condition or covenant that can be cured, has not cured the default within ten (10) days after it comes to the attention of an officer of the Corporation, or if the failure to perform or observe, violation or default under a term, condition or covenant cannot be cured within ten (10) days or cannot be cured after the Corporation’s attempts within such ten (10) day period, and the default may be cured within a reasonable time, then the Corporation has an additional period (of not more than thirty (30) days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default.

8.3 MATERIAL ADVERSE CHANGE. If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of the Corporation and its Subsidiaries taken as a whole, or (ii) is a material impairment of Corporation’s ability to repay the outstanding Obligations in their entirety or (iii) is a material impairment of the value or priority of Lender’s security interests in the Collateral;

8.4 ATTACHMENT. If any material portion of the Corporation’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in thirty (30) days, or if the Corporation is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of the Corporation’s assets, or if a notice of lien, levy, or assessment is filed against any of Corporation’s assets by any government agency and not paid within thirty (30) days after the Corporation receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by the Corporation;

8.5 INSOLVENCY. If the Corporation becomes insolvent or if the Corporation begins an Insolvency Proceeding or an Insolvency Proceeding is begun against the Corporation and not dismissed or stayed within sixty (60) days;

8.6 OTHER AGREEMENTS. If there is a default in any agreement between the Corporation and a third party that gives the third party the right to accelerate any Indebtedness exceeding $250,000 or that would cause a Material Adverse Change;

8.7 JUDGMENTS. If a money judgment(s) in the aggregate of at least $250,000 is rendered against the Corporation and is unsatisfied and unstayed for thirty (30) days;

8.8 MISREPRESENTATIONS. If the Corporation or a Responsible Officer makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Lender or to induce Lender to enter this Agreement or any Loan Document;

8.9  SUBSIDIARIES. If any circumstance described in Sections 8.3, 8.4, 8.5 or 8.7 occurs to any Subsidiary of the Corporation which results in a Material Adverse Change to the Corporation and its Subsidiaries taken as a whole;

9. LENDER’S RIGHTS AND REMEDIES

9.1 RIGHTS AND REMEDIES. When an Event of Default occurs and continues Lender may, without notice or demand, do any or all of the following:

(a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Lender);

(b) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Lender considers advisable;

(c) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. The Corporation will assemble the Collateral if Lender requires and make it available as Lender designates. Lender may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. The Corporation grants Lender a license to enter and occupy any of its premises, without charge, to exercise any of Lender’s rights or remedies;

(d) Apply to the Obligations any amount held by Lender owing to or for the credit or the account of the Corporation;

(e) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Lender is granted a non-exclusive, royalty-free license or other right to use, without charge, the Corporation’s rights in its labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Lender’s exercise of its rights under this Section, the Corporation’s rights under all licenses and all franchise agreements inure to Lender’s benefit; provided, however, that (i) Lender shall act in good faith to preserve the value of any property it shall use pursuant to such license or right in the exercise of its remedies hereunder, and (ii) upon the completion of the sale of all collateral by Lender and the completion by Lender of its exercise of its remedies hereunder, such license shall terminate);

(f) Dispose of the Collateral according to the Code.

9.2 ACCOUNTS COLLECTION. When an Event of Default occurs and continues, Lender may notify any Person owing the Corporation money of Lender’s security interest in the funds and verify the amount of the Account. Corporation must collect all payments in trust for Lender and, if requested by Lender, immediately deliver the payments to Lender in the form received from the account debtor, with proper endorsements for deposit.

9.3 LENDER’S LIABILITY FOR COLLATERAL. If Lender complies with reasonable lending practices and the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. The Corporation bears all risk of loss, damage or destruction of the Collateral.

9.4 REMEDIES CUMULATIVE. Lender’s rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Lender has all rights and remedies provided under the Code, by law, or in equity. Lender’s exercise of one right or remedy is not an election, and Lender’s waiver of any Event of Default is not a continuing waiver. Lender’s delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Lender and then is only effective for the specific instance and purpose for which it was given.

9.5 DEMAND WAIVER. The Corporation waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Lender on which the Corporation is liable.

10. NOTICES. All notices or demands by any party about this Agreement or any other related agreement must be in writing and be sent by personal delivery, by a nationally recognized overnight delivery service, or by certified mail, postage prepaid, return receipt requested, to the address, in the case of the Corporation, set forth at the beginning of this Agreement, and in the case of Lenders, to each Lender’s addresses on the books of the Corporation, and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by recognized national overnight delivery service, one Business Day after delivery to such courier properly addressed; or (c) if by certified U.S. Mail, four Business Days after depositing in the United States mail, with postage prepaid and properly addressed. A party may change its notice address by giving the other party written notice.

11. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER. New York law governs the Loan Documents without regard to principles of conflicts of law. The Corporation and each of the Lenders each submit to the exclusive jurisdiction of the State and Federal courts in the State of New York provided, however, that if for any reason the Lender can not avail itself of the courts of the State of New York, Corporation and Lender each submit to the jurisdiction of the State and Federal Courts in New York County, New York.

12. GENERAL PROVISIONS

12.1 SUCCESSORS AND ASSIGNS. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. The Corporation may not assign this Agreement or any rights under it without Lender’s prior written consent which may be granted or withheld in Lender’s discretion. Lender has the right, without the consent of or notice to the Corporation, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Lender’s obligations, rights and benefits under this Agreement.

12.2 INDEMNIFICATION. The Corporation will indemnify, defend and hold harmless Lender and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Lender Expenses incurred, or paid by Lender from, following, or consequential to transactions between Lender and the Corporation (including reasonable attorneys fees and expenses), except for losses or Lender Expenses caused by Lender’s gross negligence or willful misconduct.

12.3 SEVERABILITY OF PROVISION. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.4 AMENDMENTS IN WRITING, INTEGRATION. All amendments to this Agreement must be in writing and signed by the Corporation and Lender. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.6 SURVIVAL. All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of the Corporation in Section 12.2 to indemnify Lender will survive until all statutes of limitations for actions that may be brought against Lender have run.

12.7 CONFIDENTIALITY. In handling any confidential information, Lender will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Lender’s subsidiaries or affiliates in connection with their business with the Corporation, (ii) to prospective transferees or purchasers of any interest in the loans (provided, however, Lender shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision), (iii) as required by law, regulation, subpoena, or other order after notice to the Corporation and provided that such disclosure is subject to a protective order, if one is available, (iv) as required in connection with Lender’s examination or audit and (v) as Lender reasonably considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is publicly available or in Lender’s possession when disclosed to Lender, or becomes part of the public domain after disclosure to Lender; or (b) is disclosed to Lender by a third party, unless that third party is permitted to disclose the information.

DEFINITIONS

In this Agreement:

“ACCOUNTS” has the meaning set forth in the Code and includes all existing and later arising accounts, contract rights, and other obligations owed Corporation in connection with its sale or lease of goods (including licensing intellectual property or software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by the Corporation and the Corporation’s Books relating to any of the foregoing.

“AFFILIATE” of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“LENDER EXPENSES” are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys’ fees and expenses) for enforcing the Loan Documents (including appeals or Insolvency Proceedings); for the avoidance of doubt, attorneys’ fees and expenses incurred in connection with the preparation and negotiation of the Loan Documents shall be deemed not to be Lender Expenses.

“CORPORATION’S BOOKS” are all the Corporation’s books and records including ledgers, records regarding the Corporation’s assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

“BUSINESS DAY” is any day that is not a Saturday, Sunday or a day on which the national banks are generally closed.

“CLOSING DATE” is the date of this Agreement.

“CODE” is the Uniform Commercial Code, in effect in the State of New York as in effect from time to time.

“COLLATERAL” is all of the Corporation’s assets, whether now owned or existing or hereafter acquired or arising and wherever located.

“CONTINGENT OBLIGATION” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

“COPYRIGHTS” are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

“CREDIT EXTENSION” is each Advance, the Term Loan, or any other extension of credit by Lender for the Corporation’s benefit pursuant hereto.

“EQUIPMENT” has the meaning set forth in the Code and includes is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which the Corporation has any interest.

“ERISA” is the Employment Retirement Income Security Act of 1974, and its regulations.

“EVENT OF DEFAULT” has the meaning set forth in Section 7.

“GAAP” is United States generally accepted accounting principles.

“INDEBTEDNESS” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

“INSOLVENCY PROCEEDING” are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“INVENTORY” has the meaning set forth in the Code and includes is present and future inventory in which the Corporation has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of the Corporation, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other Proceeds from the sale or disposition of any of the foregoing and any documents of title.

“INVESTMENT” is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“LIEN” is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“LOAN DOCUMENTS” are, collectively, this Agreement, the Notes, any note, or notes or guaranties executed by the Corporation, and any other present or future agreement between the Corporation and/or for the benefit of Lender in connection with this Agreement, all as amended, extended or restated.

“MATERIAL ADVERSE CHANGE” has the meaning set forth in Section 6.3.

“NOTE” means each of the 6% Convertible Notes executed by the Corporation in favor of each of the Lenders hereunder, in the form attached hereto as Exhibit A, together with all renewals, amendments, modifications and substitutions therefor.

“OBLIGATIONS” are loans made hereunder, interest, Lender Expenses and other amounts Corporation owes Lender, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of the Corporation assigned to Lender.

 “PATENTS” are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“PERMITTED INDEBTEDNESS” is:

(a) The Corporation’s indebtedness to Lender under this Agreement or any other Loan Document;

(b) Indebtedness existing on the Closing Date and shown on the Schedule 1;

(c) Subordinated Debt;

(d) Indebtedness to trade creditors incurred in the ordinary course of business; and

(e) Indebtedness secured by Permitted Liens.

“PERMITTED LIENS” are:

(a) The security interest granted to the holders of the notes listed on Schedule 1 attached to this Agreement, issued by the Corporation to the holders thereof;

(b) Indebtedness and liens currently outstanding pursuant to agreements as currently in effect on the date of this Agreement;

(c) Indebtedness and liens pursuant to agreements for financing in which the proceeds shall be principally used for acquisitions by the Corporation of other businesses;

(d)  Capital leases, financing for equipment and purchase money security interests;

(e) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which the Corporation maintains adequate reserves on its Books, if they have no priority over any of Lender’s security interests;

(f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Permitted Liens described above, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

“PERSON” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“PROCEEDS” has the meaning described in the Code as in effect from time to time.

“REGISTERED ORGANIZATION” means an organization organized solely under the law of a single state or the United States and as to which the state or the United States must maintain a public record showing the organization to have been organized.

“RESPONSIBLE OFFICER” is each of the Chief Executive Officer, the President, and the Chief Financial Officer of the Corporation.

“SCHEDULE” is any attached schedule of exceptions.

“SUBORDINATED DEBT” is debt incurred by the Corporation that is subordinated to the Corporation’s indebtedness owed to Lender and which is reflected in a written agreement in a manner and form acceptable to Lender and approved by Lender in writing.

“SUBSIDIARY” is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

“SUPPORTING OBLIGATION” means a Letter-of-credit right, secondary obligation or obligation of a secondary obligor or that supports the payment or performance of an account, chattel paper, a document, a general intangible, an instrument or investment property.

“TOTAL LIABILITIES” is on any day, obligations that should, under GAAP, be classified as liabilities on the Corporation’s consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

“TRADEMARKS” are trademark and service mark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of the Corporation connected with the trademarks.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

CORPORATION:

PET EXPRESS SUPPLY, INC.

By:
Jonathan Bomser Chief Executive Officer

LENDERS:

MKM OPPORTUNITY MASTER FUND, LTD.

By:
Name: Title:

ADDITIONAL LENDERS

By:
Name: Title:

By:
Name: Title:

Schedule 1

Attached to the LOAN AND SECURITY AGREEMENT dated July 25, 2008 by and among PET EXPRESS SUPPLY, INC.and the other parties thereto

Permitted Liens

The security interest granted by Corporation to the holders of each of the following notes prior to the closing of this Agreement is a Permitted Lien.

Promissory Note in favor of Peter Newman, principal amount of $297,504.00. Not convertible.

Convertible Promissory Note in favor of CORPORATE COMMUNICATIONS NETWORK, INC., principal amount of $75,000.00.

Convertible Promissory Note in favor of LYNN COLE CAPITAL CORP., principal amount of $75,000.00.

Convertible Promissory Note in favor of CORPORATE COMMUNICATIONS NETWORK, INC., principal amount of $25,000.00.

Convertible Promissory Note in favor of LYNN COLE CAPITAL CORP., principal amount of $25,000.00.

Convertible Promissory Note in favor of MKM OPPORTUNITY MASTER FUND, LTD., principal amount of $150,000.00